Exhibit 99.1

[LETTERHEAD OF MAXWELL SHOE COMPANY INC.]

[PRESS RELEASE]

MAXWELL SHOE COMPANY RETAINS

LEGAL COUNSEL AND FINANCIAL ADVISOR

HYDE PARK, MA, February 26, 2004 – Maxwell Shoe Company Inc. (NASDAQ: MAXS) today announced that it has retained Gibson, Dunn & Crutcher LLP as legal counsel and Lehman Brothers Inc. as financial advisor to assist the Board of Directors in evaluating the acquisition proposal announced by Jones Apparel Group (NYSE: JNY).

As previously announced, Maxwell Shoe Company advises stockholders to take no action at this time with respect to the Jones Apparel Group proposal. The Company’s Board of Directors, consistent with its fiduciary duties, is reviewing the proposal and will inform stockholders of its position in due course.

About Maxwell Shoe Company

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

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Contacts:

Maxwell Shoe Company, Inc.

Richard Bakos, 617-333-4007

Media

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Barrett Godsey, 212-355-4449

Investors

MacKenzie Partners, Inc.

Lex Flesher, 212-929-5397